Exhibit 10.1
ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), is entered into this 30th day of  June, 2015 (the “Effective Date”), by and between Sunshine Bancorp, Inc., a Maryland corporation (“Sunshine Bancorp”) and Community Southern Holdings, Inc., a Florida corporation (“CS Holdings”).

WHEREAS, Sunshine Bancorp and CS Holdings are parties to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 4, 2015, by and among Sunshine Bancorp, Sunshine Interim Corp., a Florida corporation and wholly-owned subsidiary of Sunshine Bancorp (“Merger Sub”), and CS Holdings, pursuant to which: (i) Merger Sub will be merged with and into CS Holdings, with CS Holdings as the surviving entity; and (ii) immediately thereafter, CS Holdings will merge with and into Sunshine Bancorp, with Sunshine Bancorp as the surviving entity;

WHEREAS, pursuant to the Merger Agreement, in connection with the Closing (as defined in the Merger Agreement), each share of Senior Non-Cumulative Perpetual Preferred Stock, Series A, stated liquidation amount $1,000 per share, of CS Holdings (the “CS Holdings Series A Preferred Stock”) is to be converted into one share of preferred stock, par value $0.01 per share, of Sunshine Bancorp designated as Non-Cumulative Perpetual Preferred Stock, Series A, stated liquidation amount $1,000 per share (the “Sunshine Bancorp Series A Preferred Stock”) having rights, preferences, privileges and voting powers, and limitations and restrictions that are equivalent to the rights, preferences, privileges and voting powers, and limitations and restrictions of the CS Holdings Series A Preferred Stock immediately prior to the conversion, taken as a whole;

WHEREAS, the CS Holdings Series A Preferred Stock is subject to the terms and conditions of: (1) the Certificate of Designation of Non-Cumulative Perpetual Preferred Stock, Series A of CS Holdings (“Certificate of Designation”) filed by CS Holdings on September 16, 2011 with the Secretary of State of the State of Florida; and (2) the Securities Purchase Agreement (“Securities Purchase Agreement”), dated as of September 20, 2011, between the Secretary of the Treasury and CS Holdings and attached as Exhibit A hereto;

WHEREAS, on June 30, 2015 Sunshine Bancorp filed its Articles Supplementary, Non-Cumulative Perpetual Preferred Stock, Series A of Sunshine Bancorp (“Articles Supplementary”) with the Maryland State Department of Assessments and Taxation, which provide for rights and restrictions equivalent to those of the Certificate of Designation, as required under the Merger Agreement and, as of the date hereof, Sunshine Bancorp is issuing 5,700 shares of Sunshine Bancorp Series A Preferred Stock to the Secretary of the Treasury subject to those rights and restrictions;

WHEREAS, pursuant to and in accordance with Sections 3.2(a)(i) and 5.8 of the Securities Purchase Agreement, the parties also intend for Sunshine Bancorp to assume all of the duties and obligations of CS Holdings under the Securities Purchase Agreement;

NOW THEREFORE, in consideration of the foregoing:

1.
Assumption of Responsibilities. Effective on the Effective Date, Sunshine Bancorp hereby assumes all of the responsibilities and obligations of CS Holdings under the Securities Purchase Agreement, pursuant to and in accordance with Section 5.8 of the Securities Purchase Agreement.

2.
Assignment.  Effective on the Effective Date, CS Holdings hereby assigns, conveys, transfers, and sets over unto Sunshine Bancorp all of CS Holdings right, title, and interest in, under and to the Securities Purchase Agreement, together with all rights, privileges, and claims relating to the Securities Purchase Agreement.

3.
Definitions. As of the Effective Date, each reference in the Securities Purchase Agreement to the “Company” shall mean Sunshine Bancorp and each reference to the “Preferred Shares” shall mean the Non-Cumulative Perpetual Preferred Stock, Series A of Sunshine Bancorp issued to the Secretary of the Treasury on the Effective Date. Notwithstanding the Effective Date, all references in the Securities Purchase Agreement to the “Closing Date” shall continue to mean September 20, 2011.

4.
Representations and Warranties. Sunshine Bancorp hereby represents and warrants to the Treasury that the representations and warranties of Sunshine Bancorp set forth in Article II of the Securities Purchase Agreement, as amended by this Agreement and the updated Disclosure Schedule attached hereto as Exhibit B, are true and correct as of the Effective Date.

5.
Binding Effect. The Securities Purchase Agreement as so amended shall remain in full force and effect, and shall be deemed binding upon the parties thereto and hereto until further amended in accordance with its terms.

6.
Governing Law. This  Agreement shall be governed by, and construed in accordance with the federal law of the United States, if and to the extent such law is applicable, and otherwise in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

7.
Counterpart Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties hereto by their respective duly authorized officers on the date written above.

SUNSHINE BANCORP, INC.

By: /s/ Andrew S. Samuel
Name: Andrew S. Samuel
Title: President and Chief Executive Officer

COMMUNITY SOUTHERN HOLDINGS, INC.

By: /s/ Michael A. Micallef
Name: Michael A. Micallef
Title: Chief Executive Officer and President

ACKNOWLEDGED AND ACCEPTED:

THE SECRETARY OF THE TREASURY

By: /s/ Jessica Milano
Name: Jessica Milano
Title: Deputy Assistant Secretary

SBLF No. 0353

SMALL BUSINESS LENDING FUND  –  SECURITIES PURCHASE AGREEMENT

Community Southern Bank	0353
Name of Company	SBLF No.

3340 South Florida Avenue	Banking Corporation
Street Address for Notices	Organizational Form (e.g., corporation, national bank)

Lakeland	Florida	33803	Florida
City	State	Zip Code	Jurisdiction of Organization

David L. Edgar	FDIC
Name of Contact Person to Receive Notices	Appropriate Federal Banking Agency

863-648-5595	863-393-9201	September 20, 2011
Fax Number for Notices	Phone Number for Notices	Effective Date

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the Effective Date set forth above (the “Signing Date”) between the Secretary of the Treasury (“Treasury”) and the Company named above (the “Company”), an entity existing under the laws of the Jurisdiction of Organization stated above in the Organizational Form stated above.  The Company has elected to participate in Treasury’s Small Business Lending Fund program (“SBLF”).  This Agreement contains the terms and conditions on which the Company intends to issue preferred stock to Treasury, which Treasury will purchase using funds appropriated under SBLF.

This Agreement consists of the following attached parts, all of which together constitute the entire agreement of Treasury and the Company (the “Parties”) with respect to the subject matter hereof, superseding all prior written and oral agreements and understandings between the Parties with respect to such subject matter:

Annex A:                 Information Specific to the Company and the Investment
Annex B:                 Definitions
Annex C:                 General Terms and Conditions
Annex D:                 Disclosure Schedule
Annex E:                 Registration Rights
Annex F:                 Form of Certificate of Designation
Annex G: Form of Officer’s Certificate Annex H: Form of Supplemental Reports Annex I: Form of Annual Certification Annex J: Form of Opinion Annex K: Form of Repayment Document

This Agreement may be executed in any number of counterparts, each being deemed to be an original instrument, and all of which will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile or electronic mail attachment.

[Signatures follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the Effective Date.

THE SECRETARY OF THE TREASURY		COMMUNITY SOUTHERN BANK
By:	/s/ Don Graves	By:	/s/ Michael A. Micallef
Name:	Don Graves	Name:	Michael A. Micallef
Title:	Deputy Assistant Secretary	Title:	Chief Executive Officer and President

SBLF No. 0353

ANNEX A
INFORMATION SPECIFIC TO THE COMPANY AND THE INVESTMENT

Purchase Information

Terms of the Purchase:
Series of Preferred Stock Purchased:	Senior Non-Cumulative Perpetual Preferred Stock, Class A
Per Share Liquidation Preference of Preferred Stock:	$1,000 per share
Number of Shares of Preferred Stock Purchased:	5,700
Dividend Payment Dates on the Preferred Stock:	Payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year.
Purchase Price:	$5,700,000
Closing:
Location of Closing:	Fox, Hefter, Swibel, Levin & Carroll, LLP 200 West Madison, Suite 3000 Chicago, IL 60606
Time of Closing:	10:00 a.m.
Date of Closing:	September 20, 2011

Redemption Information
(Only complete if the Company was a CPP or CDCI participant; leave blank otherwise.)

Prior Program:	☐ CPP ☐ CDCI
Series of Previously Acquired Preferred Stock:	Fixed Rate Cumulative Perpetual Preferred Stock, Series A
Number of Shares of Previously Acquired Preferred Stock:
Repayment Amount:
Residual Amount:

Matching Private Investment Information

Treasury investment is contingent on the Company raising Matching Private Investment (check one): If Yes, complete the following (leave blank otherwise):	☐ Yes ☒ No
Aggregate Dollar Amount of Matching Private Investment Required:
Aggregate Dollar Amount of Matching Private Investment Received:
Class of securities representing Matching Private Investment:
Date of issuance of Matching Private Investment:

Annex A (Information Specific to the Company and the Investment)

SBLF No. 0353

ANNEX B
DEFINITIONS

1.           Definitions.

  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Application Date” means the date of the Company’s completed application to participate in SBLF.

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company or such Company Subsidiaries, as applicable, as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)).  The Appropriate Federal Banking Agency is identified on the cover page of this Agreement.

“Appropriate State Banking Agency” means, if the Company is a State-chartered bank, the Company’s State bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(q).

“Bank Holding Company” means a company registered as such with the Federal Reserve pursuant to 12 U.S.C. §1842 and the regulations of the Federal Reserve promulgated thereunder.

“Call Report” has the meaning assigned thereto in Section 4102(4) of the SBJA.  If the Company is a Bank Holding Company or a Savings and Loan Holding Company, unless the context clearly indicates otherwise:  (a) the term “Call Report” shall mean the Call Report(s) (as defined in Section 4102(4) of the SBJA) of the IDI Subsidiary(ies); and (b) if there are multiple IDI Subsidiaries, all references herein or in any document executed or delivered in connection herewith (including the Certificate of Designation, the Initial Supplemental Report and all Quarterly Supplemental Reports) to any data reported in a Call Report shall refer to the aggregate of such data across the Call Reports for all such IDI Subsidiaries.

“CDCI” means the Community Development Capital Initiative, as authorized under the Emergency Economic Stabilization Act of 2008.

 “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or condition (financial or otherwise) of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the Signing Date in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the Signing Date in GAAP, or authoritative interpretations thereof, or (C) changes or proposed changes after the Signing Date in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations); or (ii) the ability of the Company to consummate the Purchase and other transactions contemplated by this Agreement and perform its obligations hereunder and under the Certificate of Designation on a timely basis and declare and pay dividends on the Dividend Payment Dates set forth in the Certificate of Designations.

“CPP” means the Capital Purchase Program, as authorized under the Emergency Economic Stabilization Act of 2008.

“Disclosure Schedule” means that certain schedule to this Agreement delivered to Treasury on or prior to the Signing Date, setting forth, among other things, items the disclosure of which is necessary or appropriate in response to an express disclosure requirement contained in a provision hereof.  The Disclosure Schedule is contained in Annex D of this Agreement.

“Executive Officers” means the Company's “executive officers” as defined in 12 C.F.R. § 215.2(e)(1) (regardless of whether or not such regulation is applicable to the Company).

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States.

“General Terms and Conditions” and “General T&C” each mean Annex C of this Agreement.

“IDI Subsidiary” means any Company Subsidiary that is an insured depository institution.

“Junior Stock” means Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Company.

“knowledge of the Company” or “Company’s knowledge” means the actual knowledge after reasonable and due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act) of the Company.

“Matching Private Investment-Supported,” when used to describe the Company (if applicable), means the Company’s eligibility for participation in the SBLF program is conditioned upon the Company or an Affiliate of the Company acceptable to Treasury receiving Matching Private Investment, as contemplated by Section 4103(d)(3)(B) of the SBJA.

“Original Letter Agreement” means, if applicable, the Letter Agreement (and all terms incorporated therein) pursuant to which Treasury purchased from the Company, and the Company issued to Treasury, the Previously Acquired Preferred Shares (or warrants exercised to acquire the Previously Acquired Preferred Shares or the securities exchanged for the Previously Acquired Preferred Stock).

“Oversight Officials” means, interchangeably and collectively as context requires, the Special Deputy Inspector General for SBLF Program Oversight, the Inspector General of the Department of the Treasury, and the Comptroller General of the United States.

“Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

“Preferred Shares” means the number of shares of Preferred Stock identified in the “Purchase Information” section of Annex A opposite “Number of Shares of Preferred Stock Purchased.”

“Preferred Stock” means the series of the Company’s preferred stock identified in the “Purchase Information” section of Annex A opposite “Series of Preferred Stock Purchased.”

“Previously Acquired Preferred Shares” means, if the Company participated in CPP or CDCI, the number of shares of Previously Acquired Preferred Stock identified in the “Redemption Information” section of Annex A opposite “Number of Shares of Previously Acquired Preferred Stock.”

“Previously Acquired Preferred Stock” means, if the Company participated in CPP or CDCI, the series of the Company’s preferred stock identified in the “Redemption Information” section of Annex A opposite “Series of Previously Acquired Preferred Stock.”

“Previously Disclosed” means information set forth on the Disclosure Schedule or the Disclosure Update, as applicable; provided, however, that disclosure in any section of such Disclosure Schedule or Disclosure Update, as applicable, shall apply only to the indicated section of this Agreement; provided, further, that the existence of Previously Disclosed information, pursuant to a Disclosure Update, shall neither obligate Treasury to consummate the Purchase nor limit or affect any rights of or remedies available to Treasury.

“Prior Program” means (a) CPP, if the Company is a participant in CPP immediately prior to the Closing, or (b) CDCI, if the Company is a participant in CDCI immediately prior to the Closing.

“Publicly-traded” means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

“Purchase” means the purchase of the Preferred Shares by Treasury from the Company pursuant to this Agreement.

“Repayment” means the repurchase set forth in the Repayment Document.

“Repayment Amount” means, if the Company participated in CPP or CDCI, the aggregate amount payable by the Company as of the Closing Date to redeem the Previously Acquired Preferred Stock in accordance with its terms, which amount is set forth in the “Redemption Information” section of Annex A.

“Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision or any successor thereto pursuant to 12 U.S.C. §1467(a) and the regulations of the Office of Thrift Supervision promulgated thereunder.

“SBJA” means the Small Business Jobs Act of 2010, as it may be amended from time to time.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (A) of which such person or a subsidiary of such person is a general partner or (B) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or addition imposed by any Governmental Entity.

“Total Assets” means, with respect to an insured depository institution, the total assets of such insured depository institution.

 “Total Risk-Weighted Assets” means, with respect to an insured depository institution, the risk-weighted assets of such insured depository institution.

“Warrant” has the meaning set forth in the Repayment Document.

2.           Index of Definitions.  The following table, which is provided solely for convenience of reference and shall not affect the interpretation of this Agreement, identifies the location where capitalized terms are defined in this Agreement:

Term                                                                                       Location of Definition

Affiliate	Annex B, §1
Agreement	Cover Page
Appropriate Federal Banking Agency	Annex B, §1
Appropriate State Banking Agency	Annex B, §1
Bank Holding Company	Annex B, §1
Bankruptcy Exceptions	General T&C, §2.5(a)
Board of Directors	General T&C, §2.6
Business Combination	General T&C, §5.8
business day	General T&C, §5.12
Call Report	Annex B, §1
Capitalization Date	General T&C, §2.2
CDCI	Annex B, §1
Certificate of Designation	General T&C, §1.3(d)
Charter	General T&C, §1.3(d)
Closing	General T&C, §1.2(a)
Closing Date	General T&C, §1.2(a)
Closing Deadline	General T&C, §5.1(a)(i)
Code	General T&C, §2.14
Common Stock	General T&C, §2.2
Company	Cover Page
Company Financial Statements	General T&C, §1.3(i)
Company Material Adverse Effect	Annex B, §1
Company Reports	General T&C, §2.9
Company Subsidiary; Company Subsidiaries	General T&C, §2.5(b)
control; controlled by; under common control with CPP	Annex B, §1
Disclosure Schedule	Annex B, §1
Disclosure Update	General T&C, §1.3(h)
ERISA	General T&C, §2.14
Exchange Act	General T&C, §4.3
Executive Officers	Annex B, §1
Federal Reserve	Annex B, §1
GAAP	Annex B, §1
Governmental Entities	General T&C, §1.3(a)
Holders	General T&C, §4.4(a)
IDI Subsidiary	Annex B, §1
Indemnitee	General T&C, §4.4(b)
Information	General T&C, §3.1(c)(iii)
Initial Supplemental Report	General T&C, §1.3(j)
Junior Stock	Annex B, §1
knowledge of the Company; Company’s knowledge	Annex B, §1
Matching Private Investment	General T&C, §1.3(l)
Matching Private Investment-Supported	Annex B, § 1
Matching Private Investors	General T&C, §1.3(l)
officers	Annex B, §1
Oversight Officials	Annex B, §1
Parity Stock	Annex B, §1
Parties	Cover Page
Plan	General T&C, §2.14
Preferred Shares	Annex B, §1
Preferred Stock	Annex B, §1
Previously Acquired Preferred Shares	Annex B, §1
Previously Acquired Preferred Stock	Annex B, §1
Previously Disclosed	Annex B, §1
Prior Program	General T&C, §1.2(c)
Proprietary Rights	General T&C, §2.21
Publicly-traded	Annex B, §1
Purchase	Annex B, §1
Purchase Price	General T&C, §1.1(a)
Regulatory Agreement	General T&C, §2.19
Related Party	General T&C, §2.25
Repayment Document	General T&C, §1.2(b)(ii)(E)
Residual Amount	General T&C, §1.2(b)(ii)(B)
Savings and Loan Holding Company	Annex B, §1
SBJA	Annex B, §1
SBLF	Cover Page
SEC	General T&C, §2.11
Securities Act	General T&C, §2.1
Signing Date	Cover Page
Subsidiary	Annex B, §1
Quarterly Supplemental Report	General T&C, §3.1(d)(i)
Tax; Taxes	Annex B, §1
Transfer	General T&C, §4.3
Treasury	Cover Page

3.           Defined Terms in Annex K.  Except for defined terms in Annex K that are expressly cross-referenced in another part of this Agreement, terms defined in Annex K are defined therein solely for purposes of Annex K and are not applicable to other parts of this Agreement.

SBLF No. 0353

ANNEX C
GENERAL TERMS AND CONDITIONS

CONTENTS OF GENERAL TERMS AND CONDITIONS

Page

ARTICLE I                      PURCHASE; CLOSING

1.1	Purchase	1
1.2	Closing	1
1.3	Closing Conditions	1

ARTICLE II                      REPRESENTATIONS AND WARRANTIES

2.1	Organization, Authority and Significant Subsidiaries	2
2.2	Capitalization	2
2.3	Preferred Shares	2
2.4	Compliance With Identity Verification Requirements	2
2.5	Authorization; Enforceability	2
2.6	Anti-takeover Provisions and Rights Plan	3
2.7	No Company Material Adverse Effect	3
2.8	Company Financial Statements	3
2.9	Reports	3
2.10	No Undisclosed Liabilities	3
2.11	Offering of Securities	3
2.12	Litigation and Other Proceedings	3
2.13	Compliance with Laws	3
2.14	Employee Benefit Matters	4
2.15	Taxes	4
2.16	Properties and Leases	4
2.17	Environmental Liability	4
2.18	Risk Management Instruments	4
2.19	Agreements with Regulatory Agencies	4
2.20	Insurance	4
2.21	Intellectual Property	4
2.22	Brokers and Finders	5
2.23	Disclosure Schedule	5
2.24	Previously Acquired Preferred Shares	5
2.25	Related Party Transactions	5
2.26	Ability to Pay Dividends	5

ARTICLE III                    COVENANTS

3.1	Affirmative Covenants	5
3.2	Negative Covenants	7

ARTICLE IV                    ADDITIONAL AGREEMENTS

4.1	Purchase for Investment	8
4.2	Legends	8
4.3	Transfer of Preferred Shares	8
4.4	Rule 144; Rule 144A; 4(1½) Transactions	8
4.5	Depositary Shares	9
4.6	Expenses and Further Assurances	9

ARTICLE V                      MISCELLANEOUS

5.1	Termination	9
5.2	Survival	9
5.3	Amendment	9
5.4	Waiver of Conditions	9
5.5	Governing Law; Submission to Jurisdiction; etc.	9
5.6	No Relationship to TARP	10
5.7	Notices	10
5.8	Assignment	10
5.9	Severability	10
5.10	No Third Party Beneficiaries	10
5.11	Specific Performance	10
5.12	Interpretation	10

Annex C (General Terms and Conditions)

SBLF No. 0353

ARTICLE I
PURCHASE; CLOSING

1.1           Purchase.  On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to Treasury, and Treasury agrees to purchase from the Company, at the Closing, the Preferred Shares for the aggregate price set forth on Annex A (the “Purchase Price”).

1.2           Closing.  (a)  On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the location specified in Annex A, at the time and on the date set forth in Annex A or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and Treasury.  The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)           Subject to the fulfillment or waiver of the conditions to the Closing in Section 1.3, at the Closing:

(i)           if Treasury holds Previously Acquired Preferred Shares:

(A)           the Purchase Price shall first be applied to pay the Repayment Amount;

(B)           if the Purchase Price is less than the Repayment Amount, the Company shall pay the positive difference (if any) between the Repayment Amount and the Purchase Price (a “Residual Amount”) to Treasury’s Office of Financial Stability by wire transfer of immediately available United States funds to an account designated in writing by Treasury; and

(C)           upon receipt of the full Repayment Amount (by application of the Purchase Price and, if applicable, the Company’s payment of the Residual Amount), Treasury and the Company will consummate the Repayment;

(D)           the Company will deliver to Treasury a statement of adjustment as contemplated by Section 13(J) of the Warrant, if applicable; and

(E)           the Company and Treasury will execute and deliver a properly completed repurchase document in the form attached hereto as Annex K, (the “Repayment Document”).

(ii)           the Company will deliver the Preferred Shares as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the Purchase Price by application of the Purchase Price to the Repayment and by wire transfer of immediately available United States funds to a bank account designated by the Company in the Initial Supplemental Report.

1.3           Closing Conditions. The obligation of Treasury to consummate the Purchase is subject to the fulfillment (or waiver by Treasury) at or prior to the Closing of each of the following conditions:

(a)           (i) any approvals or authorizations of all United States federal, state, local, foreign and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Purchase shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Preferred Shares as contemplated by this Agreement;

(b)           (i) the representations and warranties of the Company set forth in (A) Sections 2.7 and 2.26 shall be true and correct in all respects as though made on and as of the Closing Date; (B) Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.19, 2.22, 2.23, 2.24 and 2.25 shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date); and (C) Sections 2.8 through 2.18 and Sections 2.20 through 2.21 (disregarding all qualifications or limitations set forth in such representations and warranties as to “materiality”, “Company Material Adverse Effect” and words of similar import) shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties referred to in this Section 1.3(b)(i)(C) to be so true and correct, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect; and (ii) the Company shall have performed in all respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(c)           the Company shall have delivered to Treasury a certificate signed on behalf of the Company by an Executive Officer certifying to the effect that the conditions set forth in Section 1.3(b) have been satisfied, in substantially the form of Annex G;

(d)           the Company shall have duly adopted and filed with the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity an amendment to its certificate or articles of incorporation, articles of association, or similar organizational document (“Charter”) in substantially the form of Annex F (the “Certificate of Designation”) and the Company shall have delivered to Treasury a copy of the filed Certificate of Designation with appropriate evidence from the Secretary of State or other applicable Governmental Entity that the filing has been accepted, or if a filed copy is unavailable, a certificate signed on behalf of the Company by an Executive Officer certifying to the effect that the filing of the Certificate of Designation has been accepted, in substantially the form attached hereto as Annex F;

(e)           the Company shall have delivered to Treasury true, complete and correct certified copies of the Charter and bylaws of the Company;

(f)           the Company shall have delivered to Treasury a written opinion from counsel to the Company (which may be internal counsel), addressed to Treasury and dated as of the Closing Date, in substantially the form of Annex J;

(g)           the Company shall have delivered certificates in proper form or, with the prior consent of Treasury, evidence of shares in book-entry form, evidencing the Preferred Shares to Treasury or its designee(s);

(h)           the Company shall have delivered to Treasury a copy of the Disclosure Schedule on or prior to the Signing Date and, to the extent that any information set forth on the Disclosure Schedule needs to be updated or supplemented to make it true, complete and correct as of the Closing Date, (i) the Company shall have delivered to Treasury an update to the Disclosure Schedule (the “Disclosure Update”), setting forth any information necessary to make the Disclosure Schedule true, correct and complete as of the Closing Date and (ii) Treasury, in its sole discretion, shall have approved the Disclosure Update, provided, however, that the delivery and acceptance of the Disclosure Update shall not limit or affect any rights of or remedies available to Treasury;

(i)           the Company shall have delivered to Treasury on or prior to the Signing Date each of the consolidated financial statements of the Company and its consolidated subsidiaries for each of the last three completed fiscal years of the Company (which shall be audited to the extent audited financial statements are available prior to the Signing Date) (together with the Call Reports filed by the Company or the IDI Subsidiary(ies) for each completed quarterly period since the last completed fiscal year, the “Company Financial Statements”);

(j)           the Company shall have delivered to Treasury, not later than five (5) business days prior to the Closing Date, a certificate (the “Initial Supplemental Report”) in substantially the form attached hereto as Annex H setting forth a complete and accurate statement of loans held by the Company (or if the Company is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies)) in each of the categories described therein, for the time periods specified therein, (A) including a signed certification of the Chief Executive Officer, the Chief Financial Officer and all directors or trustees of the Company or the IDI Subsidiary(ies) who attested to the Call Reports for the quarters covered by such certificate, that such certificate (x) has been prepared in conformance with the instructions issued by Treasury and (y) is true and correct to the best of their knowledge and belief; and (B) completed for the last full calendar quarter prior to the Closing Date and the four (4) quarters ended September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010;

(k)           prior to the Signing Date, the Company shall have delivered to Treasury, the Appropriate Federal Banking Agency and, if the Company is a State-chartered bank, the Appropriate State Banking Agency, a small business lending plan describing how the Company’s business strategy and operating goals will allow it to address the needs of small businesses in the area it serves, as well as a plan to provide linguistically and culturally appropriate outreach, where appropriate; and

(l)           if the Company is Matching Private Investment-Supported, on or after September 27, 2010 the Company or an Affiliate of the Company acceptable to Treasury shall (i) have received equity capital (“Matching Private Investment”) from one or more non-governmental investors (“Matching Private Investors”) (A) in an amount equal to or greater than the Aggregate Dollar Amount of Matching Private Investment Required set forth on Annex A (net of all dividends paid with respect to, and all repurchases and redemptions of, the Company’s equity securities), (B) that is subordinate in right of payment of dividends, liquidation preference and redemption rights to the Preferred Shares and (C) that is acceptable in form and substance to Treasury, in its sole discretion and (ii) have satisfied the following requirements reasonably in advance of the Closing Date: (A) delivery of copies of the definitive documentation for the Matching Private Investment to Treasury, (B) delivery of the organizational charts of such non-governmental investors to Treasury, each certified by the applicable non-governmental investor and demonstrating that such non-governmental investor is not an Affiliate of the Company, (C) delivery of any other documents or information as Treasury may reasonably request, in its sole discretion and (D) any other terms and conditions imposed by Treasury or the Appropriate Federal Banking Agency, in their sole discretion.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Treasury that as of the Signing Date and as of the Closing Date (or such other date specified herein):

2.1           Organization, Authority and Significant Subsidiaries.  The Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own, operate and lease its properties and conduct its business as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that would be considered a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the “Securities Act”), has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.  The Charter and bylaws of the Company, copies of which have been provided to Treasury prior to the Signing Date, are true, complete and correct copies of such documents as in full force and effect as of the Signing Date and as of the Closing Date.

2.2           Capitalization.  The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive or similar rights (and were not issued in violation of any preemptive rights). As of the Signing Date, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire its common stock (“Common Stock”) or other capital stock that is not reserved for issuance as specified in Part 2.2 of the Disclosure Schedule, and the Company has not made any other commitment to authorize, issue or sell any Common Stock or other capital stock.  Since the last day of the fiscal period covered by the last Call Report filed by the Company or the IDI Subsidiary(ies) prior to the Application Date (the “Capitalization Date”), the Company has not (a) declared, and has no present intention of declaring, any dividends on its Common Stock in a per-share amount greater than the per-share amount of declared dividends that are reflected in such Call Report; (b) declared, and has no present intention of declaring (except as contemplated by the Certificate of Designation) any dividends on any of its preferred stock in a per-share amount greater than the per-share amount of declared dividends that are reflected in such Call Report; or (c) issued any shares of Common Stock or other capital stock, other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed in Part 2.2 of the Disclosure Schedule, (ii) shares disclosed in Part 2.2 of the Disclosure Schedule, and (iii) if the Company is Matching Private Investment-Supported, shares or other capital stock representing Matching Private Investment disclosed in the “Matching Private Investment” section of Annex A.  Except as disclosed in Part 2.2 of the Disclosure Schedule, the Company has no agreements providing for the accelerated exercise, settlement or exchange of any capital stock of the Company for Common Stock.  Each holder of 5% or more of any class of capital stock of the Company and such holder’s primary address are set forth in Part 2.2 of the Disclosure Schedule.  The Company has received a representation from each Matching Private Investor that such Matching Private Investor has not received or applied for any investment from the SBLF, and the Company has no reason to believe that any such representation is inaccurate.  If the Company is a Bank Holding Company or a Savings and Loan Holding Company, (x) the percentage of each IDI Subsidiary’s issued and outstanding capital stock that is owned by the Company is set forth on Part 2.2 of the Disclosure Schedule; and (y) all shares of issued and outstanding capital stock of the IDI Subsidiary(ies) owned by the Company are free and clear of all liens, security interests, charges or encumbrances.  Since the Application Date, there has been no change in the organizational hierarchy information regarding the Company that was available on the Application Date from the National Information Center of the Federal Reserve System.

2.3           Preferred Shares.  The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Preferred Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of preferred stock, whether or not designated, issued or outstanding, with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

2.4           Compliance With Identity Verification Requirements. The Company and the Company Subsidiaries (to the extent such regulations are applicable to the Company Subsidiaries) are in compliance with the requirements of Section 1020.220 of title 31, Code of Federal Regulations.

2.5           Authorization, Enforceability.

(a)           The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder (which includes the issuance of the Preferred Shares).  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company.  This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to any limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(b)           The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company (each subsidiary, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (c)           Other than the filing of the Certificate of Designation with the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.6           Anti-takeover Provisions and Rights Plan.  The Board of Directors of the Company (the “Board of Directors”) has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby will be exempt from any anti-takeover or similar provisions of the Company’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction.

2.7           No Company Material Adverse Effect.  Since the last day of the fiscal period covered by the last Call Report filed by the Company or the IDI Subsidiary(ies) prior to the Application Date, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

2.8           Company Financial Statements.  The Company Financial Statements present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements (a) were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein) and (b) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries.

2.9           Reports.

(a)           Since December 31, 2007, the Company and each Company Subsidiary has filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities.

(b)           The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.9(b).  The Company (i) has implemented and maintains adequate disclosure controls and procedures to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the Signing Date, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.10           No Undisclosed Liabilities.  Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected in the Company Financial Statements to the extent required to be so reflected and, if applicable, reserved against in accordance with GAAP applied on a consistent basis, except for (a) liabilities that have arisen since the last fiscal year end in the ordinary and usual course of business and consistent with past practice and (b) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

2.11           Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Preferred Shares under the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder), which might subject the offering, issuance or sale of any of the Preferred Shares to Treasury pursuant to this Agreement to the registration requirements of the Securities Act.

2.12           Litigation and Other Proceedings.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no (a) pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject nor is the Company or any Company Subsidiary subject to any order, judgment or decree or (b) unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.  There is no claim, action, suit, investigation or proceeding pending or, to the Company’s knowledge, threatened against any institution-affiliated party (as defined in 12 U.S.C. §1813(u)) of the Company or any of the IDI Subsidiaries that, if determined or resolved in a manner adverse to such institution-affiliated party, could result in such institution-affiliated party being prohibited from participation in the conduct of the affairs of any financial institution or holding company of any financial institution and, to the Company’s knowledge, there are no facts or circumstances could reasonably be expected to provide a basis for any such claim, action, suit, investigation or proceeding.

2.13           Compliance with Laws.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary.  Except as set forth in Part 2.13 of the Disclosure Schedule, the Company and the Company Subsidiaries have complied in all respects and are not in default or violation of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, have been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any restriction on the business or properties of the Company or any Company Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.14           Employee Benefit Matters.  Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (a) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) providing benefits to any current or former employee, officer or director of the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) that is sponsored, maintained or contributed to by the Company or any member of its Controlled Group and for which the Company or any member of its Controlled Group would have any liability, whether actual or contingent (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (b) with respect to each Plan subject to Title IV of ERISA (including, for purposes of this clause (b), any plan subject to Title IV of ERISA that the Company or any member of its Controlled Group previously maintained or contributed to in the six years prior to the Signing Date), (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on the assumptions used to fund such Plan) and (4) neither the Company nor any member of its Controlled Group has incurred in the six years prior to the Signing Date, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including any Plan that is a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (c) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status that has not been revoked, or such a determination letter has been timely applied for but not received by the Signing Date, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss, revocation or denial of such qualified status or favorable determination letter.

        2.15           Taxes.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries have filed all federal, state, local and foreign income and franchise Tax returns (together with any schedules and attached thereto) required to be filed through the Signing Date, subject to permitted extensions, and have paid all Taxes due thereon, (b) all such Tax returns (together with any schedules and attached thereto) are true, complete and correct in all material respects and were prepared in compliance with all applicable laws and (c) no Tax deficiency has been determined adversely to the Company or any of the Company Subsidiaries, nor does the Company have any knowledge of any Tax deficiencies.

2.16           Properties and Leases.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens (including, without limitation, liens for Taxes), encumbrances, claims and defects that would affect the value thereof or interfere with the use made or to be made thereof by them.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

2.17           Environmental Liability.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a)           there is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that would reasonably be expected to result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary;

(b)           to the Company’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and

(c)           neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any court, Governmental Entity or third party imposing any such environmental liability.

2.18           Risk Management Instruments.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or its or their customers, were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of such instruments constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms, except as may be limited by the Bankruptcy Exceptions.  Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement other than such breaches that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.19           Agreements with Regulatory Agencies.  Except as set forth in Part 2.19 of the Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2007, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies or procedures, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2007, by any such Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.  The Company and each Company Subsidiary is in compliance with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance with any such Regulatory Agreement.

2.20           Insurance.  The Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice.  The Company and the Company Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof, each such policy is outstanding and in full force and effect, all premiums and other payments due under any material policy have been paid, and all claims thereunder have been filed in due and timely fashion, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.21           Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary owns or otherwise has the right to use, all intellectual property rights, including all trademarks, trade dress, trade names, service marks, domain names, patents, inventions, trade secrets, know-how, works of authorship and copyrights therein, that are used in the conduct of their existing businesses and all rights relating to the plans, design and specifications of any of its branch facilities (“Proprietary Rights”) free and clear of all liens and any claims of ownership by current or former employees, contractors, designers or others and (ii) neither the Company nor any of the Company Subsidiaries is materially infringing, diluting, misappropriating or violating, nor has the Company or any of the Company Subsidiaries received any written (or, to the knowledge of the Company, oral) communications alleging that any of them has materially infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by any other person.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Company’s knowledge, no other person is infringing, diluting, misappropriating or violating, nor has the Company or any or the Company Subsidiaries sent any written communications since December 31, 2007, alleging that any person has infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by the Company and the Company Subsidiaries.

2.22           Brokers and Finders.  Treasury has no liability for any amounts that any broker, finder or investment banker is entitled to for any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

2.23           Disclosure Schedule.  The Company has delivered the Disclosure Schedule and, if applicable, the Disclosure Update to Treasury and the information contained in the Disclosure Schedule, as modified by the information contained in the Disclosure Update, if applicable, is true, complete and correct.

2.24           Previously Acquired Preferred Shares.  If Treasury holds Previously Acquired Preferred Shares:

(a)           The Company has not breached any representation, warranty or covenant set forth in the Original Letter Agreement or any of the other documents governing the Previously Acquired Preferred Stock.

(b)           The Company has paid to Treasury: (i) if the Previously Acquired Preferred Stock is cumulative, all accrued and unpaid dividends and/or interest then due on the Previously Acquired Preferred Stock; or (ii) if the Previously Acquired Preferred Stock is non-cumulative, all unpaid dividends and/or interest due on the Previously Acquired Preferred Shares for the fiscal quarter prior to the Closing Date plus the accrued and unpaid dividends and/or interest due on the Previously Acquired Preferred Shares as of the Closing Date for the fiscal quarter in which the Closing shall occur.

2.25           Related Party Transactions.  Neither the Company nor any Company Subsidiary has made any extension of credit to any director or Executive Officer of the Company or any Company Subsidiary, any holder of 5% or more of the Company’s issued and outstanding capital stock, or any of their respective spouses or children or to any Affiliate of any of the foregoing (each, a “Related Party”), other than in compliance with 12 C.F.R Part 215 (Regulation O).  Except as set forth in Part 2.25 of the Disclosure Schedule, to the Company’s knowledge, no Related Party has any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any vendor or material customer of the Company or any Company Subsidiary that is not on arms-length terms, or (ii) direct or indirect ownership interest in any person or entity with which the Company or any Company Subsidiary has a material business relationship that is not on arms-length terms (not including Publicly-traded entities in which such person owns less than two percent (2%) of the outstanding capital stock).

2.26           Ability to Pay Dividends.  The Company has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities and third parties that are required in order to permit the Company to declare and pay dividends on the Preferred Shares on the Dividend Payment Dates set forth in the Certificate of Designation.

ARTICLE III
COVENANTS

3.1           Affirmative Covenants.  The Company hereby covenants and agrees with Treasury that:

(a)           Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

(b)           Certain Notifications Until Closing.  From the Signing Date until the Closing, the Company shall promptly notify Treasury of (i) any fact, event or circumstance of which it is aware and which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 3.1(b) shall not limit or affect any rights of or remedies available to Treasury.

(c)           Access, Information and Confidentiality.

(i)           From the Signing Date until the date on which all of the Preferred Shares have been redeemed in whole, the Company will permit, and shall cause each of the Company’s Subsidiaries to permit, Treasury, the Oversight Officials and their respective agents, consultants, contractors and advisors to (x) examine any books, papers, records, Tax returns (including all schedules attached thereto), data and other information; (y) make copies thereof; and (z) discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the personnel of the Company and the Company Subsidiaries, all upon reasonable notice; provided, that:

(A)
any examinations and discussions pursuant to this Section 3.1(c)(i) shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company;

(B)
neither the Company nor any Company Subsidiary shall be required by this Section 3.1(c)(i) to disclose any information to the extent (x) prohibited by applicable law or regulation, or (y) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (B) apply);

(C)
the obligations of the Company and the Company Subsidiaries to disclose information pursuant to this Section 3.1(c)(i) to any Oversight Official or any agent, consultant, contractor and advisor thereof, such Oversight Official shall have agreed, with respect to documents obtained under this Section 3.1(c)(i), to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting input from the Company as to information that should be afforded confidentiality, as appropriate; and

(D)	for avoidance of doubt, such examinations and discussions may, at Treasury’s option, be conducted on site at any office of the Company or any Company Subsidiary.

(ii)           From the Signing Date until the date on which all of the Preferred Shares have been redeemed in whole, the Company will deliver, or will cause to be delivered, to Treasury:

(A)
as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company for such year, in each case prepared in accordance with GAAP applied on a consistent basis and setting forth in each case in comparative form the figures for the previous fiscal year of the Company and which shall be audited to the extent audited financial statements are available;1

(B)
as soon as available after the end of the first, second and third quarterly periods in each fiscal year of the Company, a copy of any quarterly reports provided to other stockholders of the Company or Company management by the Company;

(C)
as soon as available after the Company receives any assessment of the Company’s internal controls, a copy of such assessment (other than assessments provided by the Appropriate Federal Banking Agency or the Appropriate State Banking Agency that the Company is prohibited by applicable law or regulation from disclosing to Treasury);

(D)
annually on a date specified by Treasury, a completed survey, in a form specified by Treasury, providing, among other things, a description of how the Company has utilized the funds the Company received hereunder in connection with the sale of the Preferred Shares and the effects of such funds on the operations and status of the Company;

(E)	as soon as such items become effective, any amendments to the Charter, bylaws or other organizational documents of the Company; and

(F)	at the same time as such items are sent to any stockholders of the Company, copies of any information or documents sent by the Company to its stockholders.

(iii)           Treasury will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors and advisors and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (A) previously known by such party on a non-confidential basis, (B) in the public domain through no fault of such party or (C) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent Treasury from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process.  Treasury understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

(iv)           Treasury’s information rights pursuant to Section 3.1(c)(ii)(A), (B), (C), (E) and (F) and Treasury’s right to receive certifications from the Company pursuant to Section 3.1(d) may be assigned by Treasury to a transferee or assignee of the Preferred Shares with a liquidation preference of no less than an amount equal to 2% of the initial aggregate liquidation preference of the Preferred Shares.

(v)           Nothing in this Section shall be construed to limit the authority that any Oversight Official or any other applicable regulatory authority has under law.

(vi)           The Company shall provide to Treasury all such information as Treasury may request from time to time for the purpose of carrying out the study required by Section 4112 of the SBJA.

 (d)           Quarterly Supplemental Reports and Annual Certifications.

(i)           Concurrently with the submission of Call Reports by the Company or the IDI Subsidiary(ies) (as the case may be) for each quarter ending after the Closing Date, the Company shall deliver to Treasury a certificate in substantially the form attached hereto as Annex H setting forth a complete and accurate statement of loans held by the Company in each of the categories described therein, for the time periods specified therein, (A) including a signed certification of the Chief Executive Officer, the Chief Financial Officer and all directors or trustees of the Company or the IDI Subsidiary(ies) who attested to the Call Report for the quarter covered by such certificate, that such certificate (x) has been prepared in conformance with the instructions issued by Treasury and (y) is true and correct to the best of their knowledge and belief; (B) completed for such quarter (each, a “Quarterly Supplemental Report”).

(ii)           Within ninety (90) days after the end of each fiscal year of the Company during which the Initial Supplemental Report is submitted pursuant to Section 1.3(j) or the first ten (10) Quarterly Supplemental Reports are submitted pursuant to Section 3.1(d)(i), the Company shall deliver to Treasury a certification from the Company’s independent auditors that the Initial Supplemental Report and/or Quarterly Supplemental Reports during such fiscal year are complete and accurate with respect to accounting matters, including policies and procedures and controls over such.

(iii)           Until the date on which the Preferred Shares are redeemed pursuant to Section 5 of the Certificate of Designation, within ninety (90) days after the end of each fiscal year of the Company, the Company shall deliver to Treasury a certificate in substantially the form attached hereto as Annex I, signed on behalf of the Company by an Executive Officer.

(iv)           If any Initial Supplemental Report or Quarterly Supplemental Report is inaccurate, Treasury shall be entitled to recover from the Company, upon demand, the amount of any difference between (x) the amount of the dividend payment(s) actually made to Treasury based on such inaccurate report and (y) the correct amount of the dividend payment(s) that should have been made, but for such inaccuracy.  The Company shall provide Treasury with a written description of any such inaccuracy within three (3) business days after the Company’s discovery thereof.

(v)           Treasury shall have the right from time to time to modify Annex H,  by posting an amended and restated version of Annex H on Treasury’s web site, to conform Annex H to (A) reflect changes in GAAP, (B) reflect changes in the form or content of, or definitions used in, Call Reports, or (C) to make clarifications and/or technical corrections as Treasury determines to be reasonably necessary.  Notwithstanding anything herein to the contrary, upon posting by Treasury on its web site, Annex H shall be deemed to be amended and restated as so posted, without the need for any further act on the part of any person or entity.  If any such modification includes a change to the caption or number of any line item of Annex H, any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item.

(e)           Bank and Thrift Holding Company Status.  If the Company is a Bank Holding Company or a Savings and Loan Holding Company on the Signing Date, then the Company shall maintain status as a Bank Holding Company or Savings and Loan Holding Company for as long as Treasury owns any Preferred Shares.  The Company shall redeem all Preferred Shares held by Treasury prior to terminating its status as a Bank Holding Company or Savings and Loan Holding Company.

(f)           Predominantly Financial.  For as long as Treasury owns any Preferred Shares, the Company, to the extent it is not itself an insured depository institution, agrees to remain predominantly engaged in financial activities.  A company is predominantly engaged in financial activities if the annual gross revenues derived by the company and all subsidiaries of the company (excluding revenues derived from subsidiary depository institutions), on a consolidated basis, from engaging in activities that are financial in nature or are incidental to a financial activity under subsection (k) of Section 4 of the Bank Holding Company Act of 1956 (12 U.S.C. 1843(k)) represent at least 85 percent of the consolidated annual gross revenues of the company.

(g)           Capital Covenant.  From the Signing Date until the date on which all of the Preferred Shares have been redeemed in whole, the Company and the Company Subsidiaries shall maintain such capital as may be necessary to meet the minimum capital requirements of the Appropriate Federal Banking Agency, as in effect from time to time.

(h)           Reporting Requirements.  Prior to the date on which all of the Preferred Shares have been redeemed in whole, the Company covenants and agrees that, at all times on or after the Closing Date, (i) to the extent it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall comply with the terms and conditions set forth in Annex E or (ii) as soon as practicable after the date that the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall comply with the terms and conditions set forth in Annex E.

(i)           Transfer of Proceeds to Depository Institutions.  If the Company is a Bank Holding Company or a Savings and Loan Holding Company, the Company shall immediately transfer to the IDI Subsidiaries, as equity capital contributions (in a manner that will cause such equity capital contributions to qualify for inclusion in the Tier 1 capital of the IDI Subsidiaries), not less than ninety percent (90%) of the proceeds it receives in connection with the sale of Preferred Shares; provided, however, that:

(A)           no IDI Subsidiary shall receive any amount pursuant to this Section 3.1(i) in excess of (A) three percent (3%) of the insured depository institution’s Total Risk-Weighted Assets as reported in its Call Report filed immediately prior to the Application Date, if the insured depository institution has Total Assets of more than $1,000,000,000 and less than $10,000,000,000 as of December 31, 2009 or (B) five percent (5%) of the IDI Subsidiary’s Total Risk-Weighted Assets as reported in its Call Report filed immediately prior to the Application Date, if the IDI Subsidiary has Total Assets of $1,000,000,000 or less as of December 31, 2009; and

(B)           if Treasury held any Previously Acquired Preferred Shares immediately prior to the Closing Date, the amount required to be transferred pursuant this Section 3.1(i) shall be ninety percent (90%) of the difference obtained by subtracting the Repayment Amount from the Purchase Price (unless the Purchase Price is less than the Repayment Amount, in which case no amount shall be required to be transferred pursuant to this Section 3.1(i)).

(j)           Outreach to Minorities, Women and Veterans.  The Company shall comply with Section 4103(d)(8) of the SBJA.

(k)           Certification Related to Sex Offender Registration and Notification Act.  The Company shall obtain from any business to which it makes a loan that is funded in whole or in part using funds from the Purchase Price a written certification that no principal of such business has been convicted of a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act, 42 U.S.C. §16911).  The Company shall retain all such certifications in accordance with standard recordkeeping practices established by the Appropriate Federal Banking Agency.

3.2           Negative Covenants.  The Company hereby covenants and agrees with Treasury that:

(a)           Certain Transactions.

(i)           The Company shall not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Company.

(ii)           Without the prior written consent of Treasury, until such time as Treasury shall cease to own any Preferred Shares, the Company shall not permit any of its “significant subsidiaries” (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) to (A) engage in any merger, consolidation, statutory share exchange or similar transaction following the consummation of which such significant subsidiary is not wholly-owned by the Company, (B) dissolve or sell all or substantially all of its assets or property other than in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company or (C) issue or sell any shares of its capital stock or any securities convertible or exercisable for any such shares, other than issuances or sales in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company.

(b)           Restriction on Dividends and Repurchases.  The Company covenants and agrees that it shall not violate any of the restrictions on dividends, distributions, redemptions, repurchases, acquisitions and related actions set forth in the Certificate of Designation, which are incorporated by reference herein as if set forth in full.

(c)           Related Party Transactions.  Until such time as Treasury ceases to own any debt or equity securities of the Company, including the Preferred Shares, the Company and the Company Subsidiaries shall not enter into transactions with Affiliates or related persons (within the meaning of Item 404 under the SEC’s Regulation S-K) unless (A) such transactions are on terms no less favorable to the Company and the Company Subsidiaries than could be obtained from an unaffiliated third party, and (B) have been approved by the audit committee of the Board of Directors or comparable body of independent directors of the Company, or if there are no independent directors, the Board of Directors, provided that the Board of Directors shall maintain written documentation which supports its determination that the transaction meets the requirements of clause (A) of this Section 3.2(c).

ARTICLE IV
ADDITIONAL AGREEMENTS

4.1           Purchase for Investment.  Treasury acknowledges that the Preferred Shares have not been registered under the Securities Act or under any state securities laws. Treasury (a) is acquiring the Preferred Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Preferred Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision.

4.2           Legends.  (a)  Treasury agrees that all certificates or other instruments representing the Preferred Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (THE “144A EXEMPTION”).  IF ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS ADVISED BY THE TRANSFEROR THAT SUCH TRANSFEROR IS RELYING ON THE 144A EXEMPTION, SUCH TRANSFEREE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND TREASURY, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

(b)           In the event that any Preferred Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Preferred Shares, which shall not contain the applicable legends in Section 4.2(a); provided that Treasury surrenders to the Company the previously issued certificates or other instruments.

4.3           Transfer of Preferred Shares.  Subject to compliance with applicable securities laws, Treasury shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Preferred Shares at any time, and the Company shall take all steps as may be reasonably requested by Treasury to facilitate the Transfer of the Preferred Shares, including without limitation, as set forth in Section 4.4, provided that Treasury shall not Transfer any Preferred Shares if such transfer would require the Company to be subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company was not already subject to such requirements.  In furtherance of the foregoing, the Company shall provide reasonable cooperation to facilitate any Transfers of the Preferred Shares, including, as is reasonable under the circumstances, by furnishing such information concerning the Company and its business as a proposed transferee may reasonably request and making management of the Company reasonably available to respond to questions of a proposed transferee in accordance with customary practice, subject in all cases to the proposed transferee agreeing to a customary confidentiality agreement.

4.4           Rule 144; Rule 144A; 4(1½) Transactions. (a)  At all times after the Signing Date, the Company covenants that (1) it will, upon the request of Treasury or any subsequent holders of the Preferred Shares (“Holders”), use its reasonable best efforts to (x), to the extent any Holder is relying on Rule 144 under the Securities Act to sell any of the Preferred Shares, make “current public information” available, as provided in Section (c)(1) of Rule 144 (if the Company is a “Reporting Issuer” within the meaning of Rule 144) or in Section (c)(2) of Rule 144 (if the Company is a “Non-Reporting Issuer” within the meaning of Rule 144), in either case for such time period as necessary to permit sales pursuant to Rule 144, (y), to the extent any Holder is relying on the so-called “Section 4(1½)” exemption to sell any of its Preferred Shares, prepare and provide to such Holder such information, including the preparation of private offering memoranda or circulars or financial information, as the Holder may reasonably request to enable the sale of the Preferred Shares pursuant to such exemption, or (z) to the extent any Holder is relying on Rule 144A under the Securities Act to sell any of its Preferred Shares, prepare and provide to such Holder the information required pursuant to Rule 144A(d)(4), and (2) it will take such further action as any Holder may reasonably request from time to time to enable such Holder to sell Preferred Shares without registration under the Securities Act within the limitations of the exemptions provided by (i) the provisions of the Securities Act or any interpretations thereof or related thereto by the SEC, including transactions based on the so-called “Section 4(1½)” and other similar transactions, (ii) Rule 144 or 144A under the Securities Act, as such rules may be amended from time to time, or (iii) any similar rule or regulation hereafter adopted by the SEC; provided that the Company shall not be required to take any action described in this Section 4.4(a) that would cause the Company to become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Company was not subject to such requirements prior to taking such action.  Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

(b)           The Company agrees to indemnify Treasury, Treasury’s officials, officers, employees, agents, representatives and Affiliates, and each person, if any, that controls Treasury within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any document or report provided by the Company pursuant to this Section 4.4 or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           If the indemnification provided for in Section 4.4(b) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and Treasury agree that it would not be just and equitable if contribution pursuant to this Section 4.4(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.4(b).  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

4.5           Depositary Shares.  Upon request by Treasury at any time following the Closing Date, the Company shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to Treasury and with a depositary reasonably acceptable to Treasury, pursuant to which the Preferred Shares may be deposited and depositary shares, each representing a fraction of a Preferred Share, as specified by Treasury, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any Preferred Shares, as applicable, pursuant thereto, the depositary shares issued pursuant thereto shall be deemed “Preferred Shares” and, as applicable, “Registrable Securities” for purposes of this Agreement.

4.6           Expenses and Further Assurances.  (a)  Unless otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

(b)           The Company shall, at the Company’s sole cost and expense, (i) furnish to Treasury all instruments, documents and other agreements required to be furnished by the Company pursuant to the terms of this Agreement, including, without limitation, any documents required to be delivered pursuant to Section 4.4 above, or which are reasonably requested by Treasury in connection therewith; (ii) execute and deliver to Treasury such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Preferred Shares purchased by Treasury, as Treasury may reasonably require; and (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement, as Treasury shall reasonably require from time to time.

ARTICLE V
MISCELLANEOUS

5.1           Termination.  This Agreement shall terminate upon the earliest to occur of:

(a)           termination at any time prior to the Closing:

(i)           by either Treasury or the Company if the Closing shall not have occurred on or before the 30th calendar day following the date on which Treasury issued its preliminary approval of the Company’s application to participate in SBLF (the “Closing Deadline”); provided, however, that in the event the Closing has not occurred by the Closing Deadline, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth calendar day after the Closing Deadline and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 5.1(a)(i) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or

(ii)           by either Treasury or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii)           by the mutual written consent of Treasury and the Company; or

(b)           the date on which all of the Preferred Shares have been redeemed in whole; or

(c)           the date on which Treasury has transferred all of the Preferred Shares to third parties which are not Affiliates of Treasury.

In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

5.2           Survival.

(a)           This Agreement and all representations, warranties, covenants and agreements made herein shall survive the Closing without limitation.

(b)           The covenants set forth in Article III and Annex E and the agreements set forth in Article IV shall, to the extent such covenants do not explicitly terminate at such time as Treasury no longer owns any Preferred Shares, survive the termination of this Agreement pursuant to Section 5.1(c) without limitation until the date on which all of the Preferred Shares have been redeemed in whole.

(c)           The rights and remedies of Treasury with respect to the representations, warranties, covenants and obligations of the Company herein shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time by Treasury or any of its personnel or agents with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation.

5.3           Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party, except as set forth in Section 3.1(d)(v).  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

5.4           Waiver of Conditions.  The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.5           Governing Law; Submission to Jurisdiction, etc.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Purchase contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 5.7 and (ii) Treasury at the address and in the manner set forth for notices to the Company in Section 5.7, but otherwise in accordance with federal law. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY CIVIL LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE PURCHASE CONTEMPLATED HEREBY.

5.6           No Relationship to TARP .  The parties acknowledge and agree that (i) the SBLF program is separate and distinct from the Troubled Asset Relief Program established by the Emergency Economic Stabilization Act of 2008; and (ii) the Company shall not, by virtue of the investment contemplated hereby, be considered a recipient under the Troubled Asset Relief Program.

5.7           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service.  All notices to the Company shall be delivered as set forth on the cover page of this Agreement, or pursuant to such other instruction as may be designated in writing by the Company to Treasury.  All notices to Treasury shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by Treasury to the Company.

If to Treasury:

The Secretary of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
Attention:  Small Business Lending Fund, Office of Domestic Finance

E-mail: SBLFComplSubmissions@treasury.gov

        5.8           Assignment.  Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders (a “Business Combination”) where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, (b) an assignment of certain rights as provided in Sections 3.1(c) or Annex E or (c) an assignment by Treasury of this Agreement to an Affiliate of Treasury; provided that if Treasury assigns this Agreement to an Affiliate, Treasury shall be relieved of its obligations under this Agreement but (i) all rights, remedies and obligations of Treasury hereunder shall continue and be enforceable by such Affiliate, (ii) the Company’s obligations and liabilities hereunder shall continue to be outstanding and (iii) all references to Treasury herein shall be deemed to be references to such Affiliate.

5.9           Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.10           No Third Party Beneficiaries.  Other than as expressly provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and Treasury (and any Indemnitee) any benefit, right or remedies.

5.11           Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

5.12           Interpretation.  When a reference is made in this Agreement to “Articles” or “Sections” such reference shall be to an Article or Section of the Annex of this Agreement in which such reference is contained, unless otherwise indicated.  When a reference is made in this Agreement to an “Annex”, such reference shall be to an Annex to this Agreement, unless otherwise indicated.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is entered into between sophisticated parties advised by counsel.  All references to “$” or “dollars” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.  References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

1 To the extent that the Company informed the Treasury on the Signing Date that it does not prepare financial statements in accordance with GAAP in the ordinary course, the Treasury may consider other annual financial reporting packages acceptable to it in its sole discretion.

Annex C (General Terms and Conditions)

SBLF No. 0353

ANNEX D
DISCLOSURE SCHEDULE

Part 2.2                      Capitalization

Capital stock reserved for issuance in connection with securities or obligations giving the holder thereof the right to acquire such capital:	188,550 shares of common stock are reserved for issuance upon the exercise of outstanding stock options held by directors
Shares issued since the Capitalization Date upon exercise of options or pursuant to equity-based awards, warrants, or convertible securities:	None.
All other shares issued since the Capitalization Date:	None.
Holders of 5% or more of any class of capital stock	Primary Address

None.	Not applicable.
If the Company is a Bank Holding Company or Savings and Loan Holding Company, complete the following (leave blank otherwise):

Name of IDI Subsidiary	Percentage of IDI Subsidiary’s capital stock owned by the Company

Annex D (Disclosure Schedule)

SBLF No. 0353

Part 2.7                      Material Adverse Effect

List any exceptions to the representation and warranty in Section 2.7 of the General Terms and Conditions.  If none, please so indicate by checking the box:  ☑.

Annex D (Disclosure Schedule)

SBLF No. 0353
Part 2.13                      Compliance With Laws

List any exceptions to the representation and warranty in the second sentence of Section 2.13 of the General Terms and Conditions.  If none, please so indicate by checking the box:  ☑.

Annex D (Disclosure Schedule)

SBLF No. 0353

Part 2.19                      Regulatory Agreements

List any exceptions to the representation and warranty in Section 2.19 of the General Terms and Conditions.  If none, please so indicate by checking the box: ☑.

Annex D (Disclosure Schedule)

SBLF No. 0353

Part 2.25                      Related Party Transactions

List any exceptions to the representation and warranty in Section 2.25 of the General Terms and Conditions.  If none, please so indicate by checking the box:  ☑.

Annex D (Disclosure Schedule)

SBLF No. 0353

ANNEX E
REGISTRATION RIGHTS

1.         Definitions.  Terms not defined in this Annex shall have the meaning ascribed to such terms in the Agreement. As used in this Annex E, the following terms shall have the following respective meanings:

(a)         “Holder” means Treasury and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 9 of this Annex E.

(b)         “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(c)         “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to Section 11 of this Annex E, any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 2(b) or 2(d) of this Annex E prior to the date of such Holder’s forfeiture.

(d)         “Register”, “registered”, and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement or amendment thereto in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or amendment thereto or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(e)         “Registrable Securities” means (A) all Preferred Shares and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) they shall have ceased to be outstanding or (3) they have been sold in any transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one registration statement at any one time.

(f)         “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Annex E, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

(g)         “Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(h)         “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(i)         “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

2.         Registration.

(a)         The Company covenants and agrees that as promptly as practicable after the date that the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (and in any event no later than 30 days thereafter), the Company shall prepare and file with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”) filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires).  Notwithstanding the foregoing, if the Company is not eligible to file a registration statement on Form S-3, then the Company shall not be obligated to file a Shelf Registration Statement unless and until requested to do so in writing by Treasury.

(b)         Any registration pursuant to Section 2(a) of this Annex E shall be effected by means of a Shelf Registration Statement on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”).  If any Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 2(d) of this Annex E; provided that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless (i) the expected gross proceeds from such offering exceed $200,000 or (ii) such underwritten offering includes all of the outstanding Registrable Securities held by such Holder.   The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed.

(c)         The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 2 of this Annex E:  (A) with respect to securities that are not Registrable Securities; or (B) if the Company has notified all Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of any Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(d)         If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, other than a registration pursuant to Section 2(a) of this Annex E or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”).  Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration.  The Company may terminate or withdraw any registration under this Section 2(d) of this Annex E prior to the effectiveness of such registration, whether or not any Holders have elected to include Registrable Securities in such registration.

(e)         If the registration referred to in Section 2(d) of this Annex E is proposed to be underwritten, the Company will so advise all Holders as a part of the written notice given pursuant to Section 2(d) of this Annex E.  In such event, the right of all Holders to registration pursuant to Section 2 of this Annex E will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that Treasury (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and Treasury (if Treasury is participating in the underwriting).

(f)         If either (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 2(b) of this Annex E or (y) a Piggyback Registration under Section 2(d) of this Annex E relates to an underwritten offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 2(d) of this Annex E, the securities the Company proposes to sell, (B) then the Registrable Securities of all Holders who have requested inclusion of Registrable Securities pursuant to Section 2(b) or Section 2(d) of this Annex E, as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such Holder and (C) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement; provided, however, that if the Company has, prior to the Signing Date, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that it would otherwise result in a breach under such agreement.

3.         Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

4.         Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(a)         Prepare and file with the SEC a prospectus supplement or post-effective amendment with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 4 of this Annex E, keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(b)         Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)         Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(d)         Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)         Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(f)         Give written notice to the Holders:

(i)           when any registration statement or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii)           of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv)           of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the applicable Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)           of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

             (vi)           if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4(j) of this Annex E cease to be true and correct.

(g)         Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4(f)(iii) of this Annex E at the earliest practicable time.

(h)         Upon the occurrence of any event contemplated by Section 4(e) or 4(f)(v) of this Annex E, promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 4(f)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession.  The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(i)         Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(j)         If an underwritten offering is requested pursuant to Section 2(b) of this Annex E, enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that Treasury shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(k)         Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(l)         Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as Treasury may designate.

(m)         If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(n)         Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

5.         Suspension of Sales.  Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.  The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

6.         Termination of Registration Rights.  A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

7.         Furnishing Information.

(a)         No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(b)         It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4 of this Annex E that the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

8.         Indemnification.

(a)         The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and in the case of Treasury, Treasury’s officials, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B)  offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(b)         If the indemnification provided for in Section 8(a) of this Annex E is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission;  the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(b) of this Annex E were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(a) of this Annex E.  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

9.         Assignment of Registration Rights.  The rights of Treasury to registration of Registrable Securities pursuant to Section 2 of this Annex E may be assigned by Treasury to a transferee or assignee of Registrable Securities; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

10.         Clear Market.  With respect to any underwritten offering of Registrable Securities by Holders pursuant to this Annex E, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any preferred stock of the Company or any securities convertible into or exchangeable or exercisable for preferred stock of the Company, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter for such underwritten offering.  The Company also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

11.         Forfeiture of Rights.  At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Annex E from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 2(d) – (f) of this Annex E in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the Holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 7 of this Annex E with respect to any prior registration or Pending Underwritten Offering.

12.         Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Annex E and that Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Company under this Annex E in accordance with the terms and conditions of this Annex E.

13.         No Inconsistent Agreements.  The Company shall not, on or after the Signing Date, enter into any agreement with respect to its securities that may impair the rights granted to Holders under this Annex E or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to Holders under this Annex E.  In the event the Company has, prior to the Signing Date, entered into any agreement with respect to its securities that is inconsistent with the rights granted to Holders under this Annex E (including agreements that are inconsistent with the order of priority contemplated by Section 2(f) of Annex E) or that may otherwise conflict with the provisions hereof, the Company shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Annex E.

14.         Certain Offerings by Treasury.  An “underwritten” offering or other disposition shall include any distribution of such securities on behalf of Treasury by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company and used in connection with such distribution.

Annex E (Registration Rights) Page

SBLF No. 0353

ANNEX F
FORM OF CERTIFICATE OF DESIGNATION

[SEE ATTACHED]

Annex F (Form of Certificate of Designations) Page

(SBLF Bank/Thrifts
Senior Preferred Stock)

ANNEX F
FORM OF CERTIFICATE OF DESIGNATION

 [CERTIFICATE OF DESIGNATION]

OF

[SENIOR] NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES [●]

OF

[●]

[Insert name of Issuer], a [corporation/bank/banking association/savings association] organized and existing under the laws of the [Insert jurisdiction of organization] (the “Issuer”), in accordance with the provisions of Section[s] [●] of the [Insert applicable statute] thereof, does hereby certify:

The board of directors of the Issuer (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the [[certificate of incorporation/articles of association] and bylaws] of the Issuer and applicable law, adopted the following resolution on [●] creating a series of [●] shares of Preferred Stock of the Issuer designated as “Senior Non-Cumulative Perpetual Preferred Stock, Series [●]”.

RESOLVED, that pursuant to the provisions of the [[certificate of incorporation/articles of association] and the bylaws] of the Issuer and applicable law, a series of Preferred Stock, par value $[●] per share, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1 . Designation and Number of Shares.  There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the “Senior Non-Cumulative Perpetual Preferred Stock, Series [●]” (the “Designated Preferred Stock”).  The authorized number of shares of Designated Preferred Stock shall be [●].

Part 2 . Standard Provisions.  The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this [Certificate of Designation] to the same extent as if such provisions had been set forth in full herein.

Part 3 . Definitions.  The following terms are used in this [Certificate of Designation] (including the Standard Provisions in Schedule A hereto) as defined below:

3.1 “Common Stock” means the common stock, par value $[●] per share, of the Issuer.

3.2 “Definitive Agreement” means that certain Securities Purchase Agreement by and between Issuer and Treasury, dated as of the Signing Date.

3.3  “Junior Stock” means the Common Stock, [Insert titles of any existing Junior Stock] and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

3.4 “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

3.5 “Minimum Amount” means (i) the amount equal to twenty-five percent (25%) of the aggregate Liquidation Amount of Designated Preferred Stock issued on the Original Issue Date or (ii) all of the outstanding Designated Preferred Stock, if the aggregate liquidation preference of the outstanding Designated Preferred Stock is less than the amount set forth in the preceding clause (i).

3.6 “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).  Without limiting the foregoing, Parity Stock shall include the Issuer’s [Insert title(s) of existing classes or series of Parity Stock].

3.7 “Signing Date” means

3.8 “Treasury” means the United States Department of the Treasury and any successor in interest thereto.

Part 4 . Certain Voting Matters.  [To be inserted if the Charter provides for voting in proportion to liquidation preferences:  Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Designated Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Designated Preferred Stock are entitled to vote shall be determined by the Issuer by reference to the specified liquidation amount of the shares voted or covered by the consent as if the Issuer were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent.  For purposes of determining the voting rights of the holders of Designated Preferred Stock under Section 7 of the Standard Provisions forming part of this [Certificate of Designation], each holder will be entitled to one vote for each $1,000 of liquidation preference to which such holder’s shares are entitled.]  [To be inserted if the Charter does not provide for voting in proportion to liquidation preferences: Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.]

[Remainder of Page Intentionally Left Blank]

SBLF Participant No. [___]

IN WITNESS WHEREOF, [Insert name of Issuer] has caused this [Certificate of Designation] to be signed by [—], its [—], this [—] day of[—].

[Insert name of Issuer]

By:
Name:
Title:

SBLF Participant No. [___]

Schedule A

STANDARD PROVISIONS

(a) General Matters.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designation.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer, as set forth below.

(b) Standard Definitions.  As used herein with respect to Designated Preferred Stock:

(i) “Acquiror,” in any Holding Company Transaction, means the surviving or resulting entity or its ultimate parent in the case of a merger or consolidation or the transferee in the case of a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole.

(ii) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(iii) “Applicable Dividend Rate” has the meaning set forth in Section 3(a).

(iv) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(v) “Bank Holding Company” means a company registered as such with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. §1842 and the regulations of the Board of Governors of the Federal Reserve System thereunder.

(vi) “Baseline” means the “Initial Small Business Lending Baseline” set forth on the Initial Supplemental Report (as defined in the Definitive Agreement), subject to adjustment pursuant to Section 3(a).

(vii) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(viii) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

(ix) “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(x) “Call Report” has the meaning set forth in the Definitive Agreement.

(xi) “Certificate of Designation” means the Certificate of Designation or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(xii) “Charge-Offs” means the net amount of loans charged off by the Issuer or, if the Issuer is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies) during quarters that begin on or after the Signing Date, determined as follows:

(A) if the Issuer or the applicable IDI Subsidiary is a bank, by subtracting (A) the aggregate dollar amount of recoveries reflected on line RIAD4605 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line RIAD4635 of its Call Reports for such quarters (without duplication as a result of such dollar amounts being reported on a year-to-date basis); or

(B) if the Issuer or the applicable IDI Subsidiary is a thrift, by subtracting (A) the sum of the aggregate dollar amount of recoveries reflected on line VA140 of its Call Reports for such quarters and the aggregate dollar amount of adjustments reflected on line VA150 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line VA160 of its Call Reports for such quarters.

(xiii) “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(xiv) “CPP Lending Incentive Fee” has the meaning set forth in Section 3(e).

(xv) “Current Period” has the meaning set forth in Section 3(a)(i)(2).

(xvi) “Dividend Payment Date” means January 1, April 1, July 1, and October 1 of each year.

(xvii) “Dividend Period” means the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date; provided, however, the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date (the “Initial Dividend Period”).

(xviii) “Dividend Record Date” has the meaning set forth in Section 3(b).

(xix) “Dividend Reference Period” has the meaning set forth in Section 3(a)(i)(2).

(xx)  “GAAP” means generally accepted accounting principles in the United States.

(xxi) “Holding Company Preferred Stock” has the meaning set forth in Section 7(c)(v).

(xxii) “Holding Company Transaction” means the occurrence of (a) any transaction (including, without limitation, any acquisition, merger or consolidation) the result of which is that a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (i) becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under that Act, of common equity of the Issuer representing more than 50% of the voting power of the outstanding Common Stock or (ii) is otherwise required to consolidate the Issuer for purposes of generally accepted accounting principles in the United States, or (b) any consolidation or merger of the Issuer or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any Person other than one of the Issuer’s subsidiaries; provided that, in the case of either clause (a) or (b), the Issuer or the Acquiror is or becomes a Bank Holding Company or Savings and Loan Holding Company.

(xxiii) “IDI Subsidiary” means any Issuer Subsidiary that is an insured depository institution.

(xxiv) “Increase in QSBL” means:

(A) with respect to the first (1st) Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL set forth in the Initial Supplemental Report (as defined in the Definitive Agreement); and

(B) with respect to each subsequent Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL for the Dividend Reference Period for the Current Period.

(xxv) “Initial Dividend Period” has the meaning set forth in the definition of “Dividend Period”.

(xxvi) “Issuer Subsidiary” means any subsidiary of the Issuer.

(xxvii) “Liquidation Preference” has the meaning set forth in Section 4(a).

(xxviii) “Non-Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by subtracting the Qualifying Portion Percentage from one (1).

(xxix) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(xxx) “Percentage Change in QSBL” has the meaning set forth in Section 3(a)(ii).

(xxxi) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(xxxii) “Preferred Director” has the meaning set forth in Section 7(c).

(xxxiii) “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(xxxiv) “Previously Acquired Preferred Shares” has the meaning set forth in the Definitive Agreement.

(xxxv)  “Private Capital” means, if the Issuer is Matching Private Investment Supported (as defined in the Definitive Agreement), the equity capital received by the Issuer or the applicable Affiliate of the Issuer from one or more non-governmental investors in accordance with Section 1.3(m) of the Definitive Agreement.

(xxxvi) “Publicly-traded” means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

(xxxvii) “Qualified Small Business Lending” or “QSBL” means, with respect to any particular Dividend Period, the “Quarter-End Adjusted Qualified Small Business Lending” for such Dividend Period set forth in the applicable Supplemental Report.

(xxxviii) “Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by dividing (i) the Increase in QSBL for such Dividend Period by (ii) the aggregate Liquidation Amount of then-outstanding Designated Preferred Stock.

(xxxix) “Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision pursuant to 12 U.S.C. §1467a(b) and the regulations of the Office of Thrift Supervision promulgated thereunder.

(xl) “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP applied on a consistent basis, and as measured from the date of the Issuer’s most recent consolidated financial statements prior to the Signing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(xli) “Signing Date Tier 1 Capital Amount” means $[__________].2

(xlii)  “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designation relating to the Designated Preferred Stock.

(xliii) “Supplemental Report” means a Supplemental Report delivered by the Issuer to Treasury pursuant to the Definitive Agreement.

(xliv)  “Tier 1 Dividend Threshold” means, as of any particular date, the result of the following formula:

( ( A + B – C ) * 0.9 ) – D

where:

A =	Signing Date Tier 1 Capital Amount;

B =	the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury;

C =	the aggregate amount of Charge-Offs since the Signing Date; and

D =
(i) beginning on the first day of the eleventh (11th) Dividend Period, the amount equal to ten percent (10%) of the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury as of the Effective Date (without regard to any redemptions of Designated Preferred Stock that may have occurred thereafter) for every one percent (1%) of positive Percentage Change in Qualified Small Business Lending between the ninth (9th) Dividend Period and the Baseline; and

(ii) zero (0) at all other times.

(xlv)  “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(d) of these Standard Provisions that form a part of the Certificate of Designation, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

(c) Dividends.

(i) Rate.

(A) The “Applicable Dividend Rate” shall be determined as follows:

(1)	With respect to the Initial Dividend Period, the Applicable Dividend Rate shall be [_______] percent ([__]%).3

(2)	With respect to each of the second (2nd) through the tenth (10th) Dividend Periods, inclusive (in each case, the “Current Period”), the Applicable Dividend Rate shall be:

a. (x) the applicable rate set forth in column “A” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the Dividend Period that was two Dividend Periods prior to the Current Period (the “Dividend Reference Period”) and the Baseline, multiplied by (y) the Qualifying Portion Percentage; plus

b. (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage.

In each such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the Dividend Reference Period.

(3)
With respect to the eleventh (11th) through the eighteenth (18th) Dividend Periods, inclusive, and that portion of the nineteenth (19th) Dividend Period prior to, but not including, the four and one half (4½) year anniversary of the Original Issue Date, the Applicable Dividend Rate shall be:

a. (x) the applicable rate set forth in column “B” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the ninth (9th) Dividend Period and the Baseline, multiplied by (y) the Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period; plus

b. (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period.

In such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the ninth (9th) Dividend Period.

(4)
With respect to (A) that portion of the nineteenth (19th) Dividend Period beginning on the four and one half (4½) year anniversary of the Original Issue Date and (B) all Dividend Periods thereafter, the Applicable Dividend Rate shall be nine percent (9%).

(5)
Notwithstanding anything herein to the contrary, if the Issuer fails to submit a Supplemental Report that is due during any of the second (2nd) through tenth (10th) Dividend Periods on or before the sixtieth (60th) day of such Dividend Period, the Issuer’s QSBL for the Dividend Period that would have been covered by such Supplemental Report shall be zero (0) for purposes hereof.

(6)
Notwithstanding anything herein to the contrary, but subject to Section 3(a)(i)(5) above, if the Issuer fails to submit the Supplemental Report that is due during the tenth (10th) Dividend Period, the Issuer’s QSBL for the shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(3) and (4).  The Applicable Dividend Rate shall be re-determined effective as of the first day of the calendar quarter following the date such failure is remedied, provided it is remedied prior to the four and one half (4½) anniversary of the Original Issue Date.

(7)
Notwithstanding anything herein to the contrary, if the Issuer fails to submit any of the certificates required by Sections 3.1(d)(ii) or 3.1(d)(iii) of the Definitive Agreement when and as required thereby, the Issuer’s QSBL for the shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(2) or (3) above until such failure is remedied.

(B) The “Percentage Change in Qualified Lending” between any given Dividend Period and the Baseline shall be the result of the following formula, expressed as a percentage:

(	( QSBL for the Dividend Period – Baseline ))	x 100
Baseline

(C) The following table shall be used for determining the Applicable Dividend Rate:

	The Applicable Dividend Rate shall be:
If the Percentage Change in Qualified Lending is:	Column “A” (each of the 2nd – 10th Dividend Periods)	Column “B” (11th – 18th, and the first part of the 19th, Dividend Periods)
0% or less	5%	7%
More than 0%, but less than 2.5%	5%	5%
2.5% or more, but less than 5%	4%	4%
5% or more, but less than 7.5%	3%	3%
7.5% or more, but less than 10%	2%	2%
10% or more	1%	1%

(D) If the Issuer consummates a Business Combination, a purchase of loans or a purchase of participations in loans and the Designated Preferred Stock remains outstanding thereafter, then the Baseline shall thereafter be the “Quarter-End Adjusted Small Business Lending Baseline” set forth on the Quarterly Supplemental Report (as defined in the Definitive Agreement).

(ii) Payment.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to:

(A) each Dividend Period (other than the Initial Dividend Period) at a rate equal to one-fourth (¼) of the Applicable Dividend Rate with respect to each Dividend Period on the Liquidation Amount per share of Designated Preferred Stock, and no more, payable quarterly in arrears on each Dividend Payment Date; and

(B) the Initial Dividend Period, on the first such Dividend Payment Date to occur at least twenty (20) calendar days after the Original Issue Date, an amount equal to (A) the Applicable Dividend Rate with respect to the Initial Dividend Period multiplied by (B) the number of days from the Original Issue Date to the last day of the Initial Dividend Period (inclusive) divided by 360.

In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement.  For avoidance of doubt, “payable quarterly in arrears” means that, with respect to any particular Dividend Period, dividends begin accruing on the first day of such Dividend Period and are payable on the first day of the next Dividend Period.

The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designation).

(iii) Non-Cumulative.  Dividends on shares of Designated Preferred Stock shall be non-cumulative.  If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Stock in respect of any Dividend Period:

(A) the holders of Designated Preferred Stock shall have no right to receive any dividend for such Dividend Period, and the Issuer shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Stock; and

(B) the Issuer shall, within five (5) calendar days, deliver to the holders of the Designated Preferred Stock a written notice executed by the Chief Executive Officer and the Chief Financial Officer of the Issuer stating the Board of Directors’ rationale for not declaring dividends.

(iv) Priority of Dividends; Restrictions on Dividends.

(A) Subject to Sections 3(d)(ii), (iii) and (v) and any restrictions imposed by the Appropriate Federal Banking Agency or, if applicable, the Issuer’s state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may declare and pay dividends on the Common Stock, any other shares of Junior Stock, or Parity Stock, in each case only if (A) after giving effect to such dividend the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold, and (B) full dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid.

(B) If a dividend is not declared and paid in full on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such Dividend Period in which a dividend is declared and paid on the Designated Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material breach of a covenant by which the Issuer is bound.

(C) When dividends have not been declared and paid in full for an aggregate of four (4) Dividend Periods or more, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the Issuer shall, within five (5) calendar days of each missed payment, deliver to the holders of the Designated Preferred Stock a certificate executed by at least a majority of the Board of Directors stating that the Board of Directors used its best efforts to declare and pay such dividends in a manner consistent with (A) safe and sound banking practices and (B) the directors’ fiduciary obligations.

(D) Subject to the foregoing and Section 3(e) below and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

(v)           If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock.

(e)           Special Lending Incentive Fee Related to CPP.  If Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date and the Issuer did not apply to Treasury to redeem such Previously Acquired Preferred Shares prior to December 16, 2010, and if the Issuer’s Supplemental Report with respect to the ninth (9th) Dividend Period reflects an amount of Qualified Small Business Lending that is less than or equal to the Baseline (or if the Issuer fails to timely file a Supplemental Report with respect to the ninth (9th) Dividend Period), then beginning on [_____________]4 and on all Dividend Payment Dates thereafter ending on [April 1, 2016],5 the Issuer shall pay to the Holders of Designated Preferred Stock, on each share of Designated Preferred Stock, but only out of assets legally available therefor, a fee equal to 0.5% of the Liquidation Amount per share of Designated Preferred Stock (“CPP Lending Incentive Fee”).  All references in Section 3(d) to “dividends” on the Designated Preferred Stock shall be deemed to include the CPP Lending Incentive Fee.

(d) Liquidation Rights.

(i) Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends on each such share (such amounts collectively, the “Liquidation Preference”).

(ii) Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(iii) Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(iv) Merger, Consolidation and Sale of Assets Is Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

(e) Redemption.

(i) Optional Redemption.

(A) Subject to the other provisions of this Section 5:

(1)
The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding; and

(2)
If, after the Signing Date, there is a change in law that modifies the terms of Treasury’s investment in the Designated Preferred Stock or the terms of Treasury’s Small Business Lending Fund program in a materially adverse respect for the Issuer, the Issuer may, after consultation with the Appropriate Federal Banking Agency, redeem all of the shares of Designated Preferred Stock at the time outstanding.

(B) The per-share redemption price for shares of Designated Preferred Stock shall be equal to the sum of:

(1)	the Liquidation Amount per share,

(2)
the per-share amount of any  unpaid dividends for the then current Dividend Period at the Applicable Dividend Rate to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period; and

(3)	the pro rata amount of CPP Lending Incentive Fees for the current Dividend Period.

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent.  Any declared but unpaid dividends for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(ii) No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(iii) Notice of Redemption.  Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption given to a holder shall state:  (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(iv) Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable, but in any event the shares to be redeemed shall not be less than the Minimum Amount. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time, subject to the approval of the Appropriate Federal Banking Agency. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(v) Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(vi) Status of Redeemed Shares.  Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

(f) Conversion.  Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

(g) Voting Rights.

(i) General.  The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(ii) Board Observation Rights.  Whenever, at any time or times, dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of five (5) Dividend Periods or more, whether or not consecutive, the Issuer shall invite a representative selected by the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors in connection with such meetings; provided, that the holders of the Designated Preferred Stock shall not be obligated to select such a representative, nor shall such representative, if selected, be obligated to attend any meeting to which he/she is invited.  The rights of the holders of the Designated Preferred Stock set forth in this Section 7(b) shall terminate when full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(iii) Preferred Stock Directors.  Whenever, at any time or times, (i) dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of six (6) Dividend Periods or more, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Designated Preferred Stock is greater than or equal to $25,000,000, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock, voting as a single class, shall have the right, but not the obligation, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty days later, the President of the Company shall promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the holders of shares of Designated Preferred Stock to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto.  Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class.  If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(iv) Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the written consent of (x) Treasury if Treasury holds any shares of Designated Preferred Stock, or (y) the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, if Treasury does not hold any shares of Designated Preferred Stock, shall be necessary for effecting or validating:

(A) Authorization of Senior Stock.  Any amendment or alteration of the Certificate of Designation for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(B) Amendment of Designated Preferred Stock.  Any amendment, alteration or repeal of any provision of the Certificate of Designation for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock;

(C) Share Exchanges, Reclassifications, Mergers and Consolidations.  Subject to Section 7(d)(v) below, any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, that in all cases, the obligations of the Issuer are assumed (by operation of law or by express written assumption) by the resulting entity or its ultimate parent;

(D) Certain Asset Sales.  Any sale of all, substantially all, or any material portion of, the assets of the Company, if the Designated Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; and

(E) Holding Company Transactions.  Any consummation of a Holding Company Transaction, unless as a result of the Holding Company Transaction each share of Designated Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Issuer or the Acquiror (the “Holding Company Preferred Stock”).  Any such Holding Company Preferred Stock shall entitle holders thereof to dividends from the date of issuance of such Holding Company Preferred Stock on terms that are equivalent to the terms set forth herein, and shall have such other rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that for all purposes of this Section 7(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(v) Changes after Provision for Redemption.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(vi) Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

(h) Restriction on Redemptions and Repurchases.

(i) Subject to Sections 8(b) and (c), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may repurchase or redeem any shares of Capital Stock (as defined below), in each case only if (i) after giving effect to such dividend, repurchase or redemption, the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).

(ii) If a dividend is not declared and paid on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, neither the Issuer nor any Issuer Subsidiary shall, redeem, purchase or acquire any shares of Common Stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of the Issuer or any Issuer Subsidiary, or any trust preferred securities issued by the Issuer or any Affiliate of the Issuer (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Designated Preferred Stock and (ii) repurchases of Junior Stock or Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (iii) the acquisition by the Issuer or any of the Issuer Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any other Issuer Subsidiary), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (iv), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock, (v) redemptions of securities held by the Issuer or any wholly-owned Issuer Subsidiary or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any Issuer Subsidiary required pursuant to binding contractual agreements entered into prior to (x) if Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date, the original issue date of such Previously Acquired Preferred Shares, or (y) otherwise, the Signing Date).

(iii) If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly,  purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries.

(i) No Preemptive Rights.  No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

(j) References to Line Items of Supplemental Reports.  If Treasury modifies the form of Supplemental Report, pursuant to its rights under the Definitive Agreement,  and any such modification includes a change to the caption or number of any line item on the Supplemental Report, then any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item.

(k) Record Holders.  To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

(l) Notices.  All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

(m) Replacement Certificates.  The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

(n) Other Rights.  The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

2 Insert amount equal to the Issuer’s consolidated Tier 1 capital on the Signing Date minus the principal amount of all CPP preferred stock being repaid in connection with transaction. Use the most recently reported Tier 1 figure, typically the figure from the most recent quarter end prior to the closing.  Should a more recently calculated figure exist, for example, due to a capital raise, use that figure. If the quarter is recently ended and the report is not available, use report from prior period.

3 To be completed at Closing using Column “A” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the Baseline and the second calendar quarter preceding the Closing Date as reported in the Initial Supplemental Report.

4 Insert Dividend Payment Date for SBLF Obligations immediately following the fifth anniversary of the closing date of the Issuer’s CPP investment.  If Issuer has more than one CPP Investment, use closing date of earliest CPP Investment.

5 Insert Dividend Payment Date immediately following four and one-half years after the SBLF Closing Date  - for all closing prior to September 27, 2011 the correct date is April 1, 2016.

SBLF Participant No. [___]

ANNEX G
FORM OF OFFICER’S CERTIFICATE

OFFICER’S CERTIFICATE

OF

[COMPANY]

 In connection with that certain Securities Purchase Agreement, dated  [____________], 2011 (the “Agreement”) by and between [COMPANY] (the “Company”) and the Secretary of the Treasury, the undersigned does hereby certify as follows:

1. I am a duly elected/appointed [____________] of the Company.

2. Attached as Exhibit A hereto is a true, complete and correct copy of the articles of incorporation, articles of association, or similar organizational document of the Company and any amendments thereto as presently on file with the [Secretary of State] of the State of [State].

3. Attached as Exhibit B hereto is a true, complete and correct copy of the by-laws of the Company as presently in effect.

4. Attached as Exhibit C hereto is a true, complete and correct copy of resolutions adopted [at a duly convened meeting at which a quorum was present and acting /by unanimous written consent] of the Board of Directors of the Company (the “Board”).  Such resolutions are now in full force and effect and have not been modified, amended or revoked and are the only resolutions of the Board relating to the Agreement.

5. Attached as Exhibit D hereto is a true, complete and correct copy of the resolutions adopted [at a duly convened meeting at which a quorum was present and acting /by unanimous written consent] of the [shareholders] of the Company (the “[Shareholders]”).  Such resolutions are now in full force and effect and have not been modified, amended or revoked and are the only resolutions of the [Shareholders] relating to the Agreement. –OR- Shareholder consent is not required in connection with the execution, delivery and performance of the Agreement by the Company.

6. Attached as Exhibit E is a true, complete and correct copy of the Certificate of Designation, which has been filed with, and accepted by, the Secretary of State of the State of [___________].

7. The representations and warranties of the Company set forth in Article II of Annex C of the Agreement are true and correct in all respects as though as of the date hereof (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and the Company has performed in all material respects all obligations required to be performed by it under the Agreement.

The foregoing certifications are made and delivered as of [_________] pursuant to Section 1.3 of Annex C of the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

[SIGNATURE PAGE FOLLOWS]

Annex G (Form of Officer’s Certificate)

 IN WITNESS WHEREOF, this Officer’s Certificate has been duly executed and delivered as of the [__] day of [__________], 2011.

[COMPANY]

By:	_________________________________
Name:
Title:

Annex G (Form of Officer’s Certificate)

EXHIBIT A

Annex G (Form of Officer’s Certificate) Page

EXHIBIT B

Annex G (Form of Officer’s Certificate) Page

EXHIBIT C

Annex G (Form of Officer’s Certificate) Page

EXHIBIT D

Annex G (Form of Officer’s Certificate) Page

EXHIBIT E

Annex G (Form of Officer’s Certificate) Page

ANNEX H
FORM OF SUPPLEMENTAL REPORTS

[SEE ATTACHED FORM OF INITIAL SUPPLEMENTAL REPORT]

Annex H (Form of Supplemental Reports) Page

[SEE ATTACHED FORM OF QUARTERLY SUPPLEMENTAL REPORT]

Annex H (Form of Supplemental Reports) Page

ANNEX I
FORM OF ANNUAL CERTIFICATION

 ANNUAL CERTIFICATION

OF

[COMPANY]

 In connection with that certain Securities Purchase Agreement, dated  [____________], 2011 (the “Agreement”) by and between [COMPANY] (the “Company”) and the Secretary of the Treasury (“Treasury”), the undersigned does hereby certify as follows:

1.           I am a duly elected/appointed [____________] of the Company.

2.           For each loan originated by the Company or any of its Affiliates that was funded in whole or in part using funds from the Purchase Price, the Company has obtained from the business to which it made such loan a written certification that no principal of such business has been convicted of a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act, 42 U.S.C. §16911).  The Company shall retain all such certifications in accordance with standard recordkeeping practices established by the Appropriate Federal Banking Agency.

3.           The Company is in compliance with the requirements of Section 1020.220 of title 31, Code of Federal Regulations.

The foregoing certifications are made and delivered as of [_________] pursuant to Section 3.1(d)(iii) of Annex C of the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

[SIGNATURE PAGE FOLLOWS]

Annex I (Form of Annual Certification) Page

IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as of the [__] day of [__________], 20[__].

[COMPANY]

By:	_______________________________
Name:
Title:

Annex I (Form of Annual Certification) Page

ANNEX J
FORM OF OPINION

Secretary of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
Attention:  Small Business Lending Fund, Office of Domestic Finance

Re:           [Institution Name]
[SBLF Identification No.]

Ladies and/or Gentlemen:

We have acted as counsel for [insert Institution Name] (the “Company”) in connection with the sale and issuance of [insert number] shares of [Senior] Non-Cumulative Perpetual Preferred Stock, Series [___] (the “Preferred Shares”) to the Secretary of the Treasury (the “Treasury”) pursuant to and in accordance with the terms of that certain Small Business Lending Fund - Securities Purchase Agreement, dated [____________, 2011] (the “Agreement”).  This letter is rendered to you pursuant to Section 1.3(f) of the Agreement and Annex J attached thereto.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Agreement.

 (a)           The Company has been duly formed and is validly existing as a [TYPE OF ORGANIZATION] and is in good standing under the laws of the jurisdiction of its organization.  The Company has all necessary power and authority to own, operate and lease its properties and to carry on its business as it is being conducted.

(b)           The Company has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of [_____________], [_____________] and [_____________].

(c)           The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement, the Preferred Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of designated preferred stock authorized on the Closing Date with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

(d)           The Company has the corporate power and authority to execute and deliver the Agreement and to carry out its obligations thereunder (which includes the issuance of the Preferred Shares).

(e)           The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company, including, without limitation, by any rule or requirement of any national stock exchange.

(f)           The Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(g)           The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder (i) do not require any approval by any Governmental Entity to be obtained on the part of the Company, except those that have been obtained, (ii) do not violate or conflict with any provision of the Charter, (iii) do not violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of its organizational documents or under any agreement, contract, indenture, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, license, instrument, obligation, purchase or sales order, or other commitment, whether oral or written, to which it is a party or by which it or any of its properties is bound or (iv) do not conflict with, breach or result in a violation of, or default under any judgment, decree or order known to us that is applicable to the Company and, pursuant to any applicable laws, is issued by any Governmental Entity having jurisdiction over the Company.

(h)           Other than the filing of the Certificate of Designation with the [Secretary of State] of its jurisdiction of organization or other applicable Governmental Entity, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase.

Annex J (Form of Opinion)

ANNEX K
FORM OF REPAYMENT DOCUMENT

UNITED STATES DEPARTMENT OF THE TREASURY
1500 PENNSYLVANIA AVENUE, NW
WASHINGTON, D.C. 20220

Dear Ladies and Gentlemen:

Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.  Pursuant to the Securities Purchase Agreement, at the Closing, the Company issued to the Investor the number of shares of the series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and a warrant (the “Warrant”) to purchase the number of shares of [To be included for private issuers: the series of its preferred stock set forth on Schedule A hereto (such shares, the “Warrant Shares”), which was exercised by the Investor at Closing.] [To be included for public issuers: its common stock set forth on Schedule A hereto.]

In connection with the consummation of the repurchase (the “Repurchase”) by the Company from the Investor, on the date hereof, of the number of Preferred Shares listed on Schedule A hereto (the “Repurchased Preferred Shares”) [To be included for private issuers who are repurchasing some or all of the Warrant Shares: and the number of Warrant Shares listed on Schedule A hereto (the “Repurchased Warrant Shares”)], as permitted by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009:

(a)           The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Preferred Shares; [and]

(b)           The Investor hereby acknowledges receipt from the Company of a wire transfer for the account of the Investor in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Preferred Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof;

 [Paragraphs (c) and (d) to be included for private issuers who are repurchasing some or all of the Warrant Shares: (c) The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Warrant Shares; [and]

(d)           The Investor hereby acknowledges receipt from the Company of a wire transfer for the account of the Investor in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Warrant Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof [; and]]

[Paragraph (e) to be included for private issuers who are repurchasing less than all of the Warrant Shares: (e) The Investor hereby acknowledges receipt from the Company of a share certificate for the number of Warrant Shares set forth on Schedule A hereto, equal to the difference between the Warrant Shares represented by the certificate referenced in clause (c) above and the Repurchased Warrant Shares.]

[To be included for public issuers: The Investor and the Company hereby agree that, notwithstanding Section 4.4 of the Securities Purchase Agreement, immediately following consummation of the Repurchase, but subject to compliance with applicable securities laws, the Investor shall be permitted to Transfer all or a portion of the Warrant with respect to, and/or exercise the Warrant for, all or a portion of the number of shares of Common Stock issuable thereunder, at any time and without limitation, and Section 4.4 of the Securities Purchase Agreement shall be deemed to be amended in order to permit the foregoing.  The Company shall take all steps as may be reasonably requested by the Investor to facilitate any such Transfer.

In addition, the Company agrees that in the event it elects to repurchase the Warrant, it shall deliver to the Investor within 15 calendar days of the date hereof a notice of intent to repurchase the Warrant, which notice shall be in accordance with Section 4.9(b) of the Securities Purchase Agreement (the “Warrant Repurchase Notice”).  In the event the Company does not deliver the Warrant Repurchase Notice to the Investor within 15 calendar days of the date hereof, the Investor hereby provides notice, pursuant to Section 4.5(p) of the Securities Purchase Agreement, of its intention to sell the Warrant, such notice to be effective as of the first day following the end of such 15-day period.

In the event that the Company delivers a Warrant Repurchase Notice and the Company and the Investor fail to agree on the Fair Market Value of the Warrant pursuant to the procedures (including the Appraisal Procedure), and in accordance with the time periods, set forth in Section 4.9(c) of the Securities Purchase Agreement or the Company revokes the delivery of such Warrant Repurchase Notice, then the Investor hereby provides notice of its intention to sell the Warrant.]

This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered

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Annex K (Form of Repurchase Document)

In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	____________________________________________
Name:
Title:

COMPANY: __________________________________

By:	____________________________________________
Name:
Title:

Annex K (Form of Repurchase Document)

SCHEDULE A

[Version to be used by public issuers]

General Information:

Date of Letter Agreement incorporating the Securities Purchase Agreement:

Name of the Company:

Corporate or other organizational form of the Company:

Jurisdiction of organization of the Company:

Number and series of preferred stock issued to the Investor at the Closing:

Number of Initial Warrant Shares:

Terms of the Repurchase:

Number of Preferred Shares repurchased by the Company:

Share certificate number (representing the Preferred Shares previously issued to the Investor at the Closing):

Per share Liquidation Amount of Preferred Shares:

Accrued and unpaid dividends on Preferred Shares:

Aggregate purchase price for Repurchased Preferred Shares:

Investor wire information for payment of purchase price:                          ABA Number:
Bank:
Account Name:
Account Number:

Annex K (Form of Repurchase Document)

SCHEDULE A

[Version to be used by private issuers]

General Information:

Date of Letter Agreement incorporating the Securities Purchase Agreement:

Name of the Company:

Corporate or other organizational form of the Company:

Jurisdiction of organization of the Company:

Number and series of preferred stock issued to the Investor at the Closing (Preferred Shares):

Number and series of preferred stock underlying the Warrant issued to the Investor at the Closing (Warrant Shares):

Terms of the Repurchase of Preferred Shares:

Number of Preferred Shares purchased by the Company:

Share certificate number (representing the Preferred Shares previously issued to the Investor at the Closing):

Per share Liquidation Amount of Preferred Shares:

Accrued and unpaid dividends on Preferred Shares:

Aggregate purchase price for Repurchased Preferred Shares:

[To be included for private issuers who are repurchasing some or all of the Warrant Shares: Terms of the Repurchase of the Warrant Shares:

Number of Warrant Shares purchased by the Company:

Share certificate (representing the Warrant Shares previously issued to the Investor at the Closing):

Per share Liquidation Amount of Warrant Shares:

Accrued and unpaid dividends on Warrant Shares;

Aggregate purchase price for Repurchased Warrant Shares:

[To be included for issuers who are repurchasing less than all of the Warrant Shares: Difference between the Warrant Shares and the Repurchased Warrant Shares:] ]

Investor wire information for payment of purchase price:                          ABA Number:
Bank:
Account Name:
Account Number:
Beneficiary:

Annex K (Form of Repurchase Document)

Annex D

DISCLOSURE UPDATE

Part 2.2                                Capitalization

a) Capital stock reserved for issuance in connection with securities or obligations giving the holder thereof the right to acquire such capital:	None.

b) Shares issued since the last day of the fiscal period covered by the last Call Report filed by Sunshine Bancorp or its IDI Subsidiaries (the “Assignment Capitalization Date”) upon exercise of options or pursuant to equity-based awards, warrants, or convertible securities:
None.

c) All other shares issued since the Assignment Capitalization Date:	None

d) Holders of 5% of more of any class of capital stock:

i) Maltese Capital Management LLC (250,000 shares or approximately 5.91% of Voting Common Stock). The Primary Address for Maltese Capital Management LLC is 150 East 52nd Street, 30th Floor, New York, New York 10022

ii) Sunshine Bank Employee Stock Ownership Trust (338,560 or 8.0% of Voting Common Stock). The Primary Address is c/o Sunshine Bank, 102 West Baker Street, Plant City, Florida 33563.

e) If the Company is a Bank Holding Company or Savings and Loan Holding Company, complete the following (leave blank otherwise):

Name of IDI Subsidiary	Percentage of IDI Subsidiary’s Capital Stock Owned by Sunshine Bancorp
Sunshine Bank	100%

Part 2.7           Material Adverse Effect

None.

Part 2.13        Compliance with Laws

None.

Part 2.19        Regulatory Agreements

None.

Part 2.25        Related Party Transactions

None.